UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 29, 2001

WESTERN WIRELESS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington

(State or Other Jurisdiction of Incorporation)

000-28160	91-1638901

(Commission File Number)	(IRS Employer Identification No.)

3650 131st Avenue SE
Bellevue, WA 98006

(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code:   (425) 586-8700

(Former Name or Former Address, if Changed Since Last Report)

     Cautionary statement for purposes of the "Safe Harbor" provisions of the Private Litigation Reform Act of 1995.

     Statements contained or incorporated by reference Statements contained herein that are not based on historical fact, including without limitation statements containing the words "believes," "may," "will," "estimate," "continue," "anticipates," "intends," "expects" and words of similar import, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, events or developments expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions, both nationally and in the regions in which Western Wireless Corporation (the "Company") operates; technology changes; competition; changes in business strategy or development plans; the high leverage of the Company; the ability to attract and retain qualified personnel; existing governmental regulations and changes in, or the failure to comply with, governmental regulations; liability and other claims asserted against the Company; and other factors referenced in the Company's filings with the Securities and Exchange Commission. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments.

Item 7. Financial Statements, Pro Forma Financial Information And Exhibits
SIGNATURES
EXHIBIT 23.1
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3
EXHIBIT 99.4

Item 7. Financial Statements, Pro Forma Financial Information And Exhibits

(a)	Financial Statements of Business Acquired

The financial statements of tele.ring Telekom Service GmbH ("tele.ring"), a subsidiary of Vodafone Group Plc (“Vodafone”) called for by this Item 7 (a) with respect to Western Wireless Corporation's acquisition of tele.ring, are included as exhibits to this report (see Exhibits 99.1, 99.2 and 99.3).

(b)	Pro Forma Financial Information

The pro forma financial information called for by this Item 7(b) with respect to Western Wireless Corporation's acquisition of tele.ring, is included as an exhibit to this report (see Exhibit 99.4).

(c)	Exhibits

The exhibits to this report are listed in the Exhibit Index.

Designation of
Exhibit in this Report	Description of Exhibit

23.1	Consent of Grant Thornton

99.1	tele.ring Financial Statements, December 31, 2000 (Audited)

99.2	tele.ring Financial Statements, December 31, 1999 (Audited)

99.3	tele.ring Financial Statements, December 31, 1998 (Audited)

99.4	Western Wireless Corporation Unaudited Pro Forma Combined Condensed Financial Statements, June 30, 2001 and December 31, 2000

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN WIRELESS CORPORATION

Dated: September 20, 2001

By:	/s/ JEFFREY A. CHRISTIANSON
Jeffrey A. Christianson Sr. Vice President, General Counsel and Secretary